UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2017

KALVISTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

Delaware	001-36830	20-0915291
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square

Bld 200, Ste 2203

Cambridge, MA 02139

(Address of Principal Executive Offices) (Zip Code)

(857) 999-0075

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e)

On August 21, 2017, the compensation committee of the board of directors of KalVista Pharmaceuticals, Inc. (the “Company”) approved an employment agreement with Andreas Maetzel, one of the registrant’s named executive officers, with an annual base salary of $320,000, an annual target bonus equal to 35% of the base salary and a one-time signing bonus of $15,000, which was paid in connection with Mr. Maetzel’s hiring on March 8, 2017. Pursuant to the terms of the employment agreement, if Mr. Maetzel’s employment is terminated either by the Company without “cause” or by the executive for “good reason” (as such terms are defined in the employment agreement), Mr. Maetzel will be entitled to (1) a lump sum payment equal to six months of his base salary and (2) reimbursement for continuation coverage under COBRA for six months. If within two years immediately following the consummation of a “change in control” (as such term is defined in the employment agreement), Mr. Maetzel’s employment is terminated either by the Company without cause or by the executive for good reason, the executive will be entitled to (1) a lump sum cash payment equal to twelve months of his base salary, (2) reimbursement for continuation coverage under COBRA for twelve months and (4) full vesting and exercisability (to the extent applicable) of all outstanding unvested equity-based awards.

The Company’s obligation to provide Mr. Maetzel with any severance payments or other benefits under his employment agreement is conditioned on him signing and not revoking a separation agreement and effective release of claims in the Company’s favor. Mr. Maetzel also entered into an Employee Confidentiality, Invention Assignment and Non-Compete Agreement that prohibits him from competing with the Company and soliciting its employees or other third parties that have a relationship with the Company for one year following his termination of employment for any reason.

Mr. Maetzel also received an option grant to purchase up to 65,000 shares of the Company’s common stock, in connection with his hiring on March 8, 2017. Mr. Maetzel is entitled to participate in all employee benefit plans, subject to the general eligibility and participation provisions set forth in such plans. In addition, if Mr. Maetzel relocates to the Boston metropolitan area, he is eligible to be reimbursed for up to $25,000 in relocation expenses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALVISTA PHARMACEUTICALS, INC.

Date: August 25, 2017	By:	/s/ Benjamin L. Palleiko
Benjamin L. Palleiko
Chief Financial Officer

3